EXHIBIT 1.2












                             LOWE'S COMPANIES, INC.
                         (a North Carolina corporation)



                        1,100,000 Shares of Common Stock





                        INTERNATIONAL PURCHASE AGREEMENT










Dated: February 24, 1999






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                                TABLE OF CONTENTS
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                                                                                                               PAGE
Section 1.  Representations and Warranties........................................................................4
   (a) Representations and Warranties by the Company..............................................................4
     (i) Compliance with Registration Requirements................................................................4
     (ii) Incorporated Documents..................................................................................5
     (iii) Independent Accountants................................................................................5
     (iv) Authorization of Agreement..............................................................................5
     (v) Financial Statements.....................................................................................6
     (vi) Good Standing of the Company............................................................................6
     (vii) Good Standing of Subsidiaries..........................................................................6
     (viii) Authorization and Description of Shares...............................................................7
     (ix) Validity of Capital Stock...............................................................................7
     (x) Authorization of Rights..................................................................................7
     (xi) No Material Adverse Change in Business..................................................................7
     (xii) Absence of Defaults and Conflicts......................................................................8
     (xiii) Absence of Further Requirements.......................................................................8
     (xiv) Absence of Proceedings.................................................................................9
     (xv) Accuracy of Exhibits....................................................................................9
     (xvi) Possession of Licenses and Permits.....................................................................9
     (xvii) Possession of Intellectual Property..................................................................10
     (xviii) Absence of Labor Dispute............................................................................10
     (xix) Market Stabilization..................................................................................10
     (xx) Environmental Laws.....................................................................................10
     (xxi) Year 2000 Compliance..................................................................................11
   (b) Officer's Certificates....................................................................................11

Section 2.  Sale and Delivery to the International Managers; Closing.............................................11
   (a) Initial Shares............................................................................................11
   (b) Option Shares.............................................................................................11
   (c) Payment...................................................................................................12
   (d) Denominations; Registration...............................................................................13
   (e) Closing of Sale of Initial U.S. Shares....................................................................13

Section 3.  Certain Covenants of the Company.....................................................................13
   (a) Prospectus Supplement; Delivery of Prospectuses...........................................................13
   (b) Continued Compliance with Securities Laws.................................................................14
   (c) Reporting Requirements....................................................................................14
   (d) Filing of Amendments......................................................................................14
   (e) Notice Upon Effectiveness; Commission Requests............................................................15
   (f) Delivery of Registration Statements.......................................................................15
   (g) Blue Sky Qualifications...................................................................................15
   (h) Rule 158..................................................................................................16
   (i) Listing...................................................................................................16
   (j) Reports to International Managers.........................................................................16
   (k) Restriction or Sale of Shares.............................................................................16

Section 4.  Payment of Expenses..................................................................................17
   (a) Expenses..................................................................................................17
   (b) Termination of Agreement..................................................................................17


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Section 5.  Conditions of International Managers' Obligations....................................................17
   (a) Effectiveness of Registration Statement...................................................................18
   (b) Opinion of Hunton & Williams, Counsel for Company.........................................................18
   (c) Opinion of Counsel to the International Managers..........................................................22
   (d) Officers'Certificate......................................................................................23
   (e) Accountants'Comfort Letter................................................................................23
   (f) Bring-Down Comfort Letter.................................................................................23
   (g) Additional Documents......................................................................................24
   (h) Approval of Listing.......................................................................................24
   (i) Lock-up Agreements........................................................................................24
   (j) Termination of Agreement..................................................................................24

Section 6.  Conditions to Purchase of International Option Shares................................................24
   (a) Registration Statement Effective..........................................................................24
   (b) Officers'Certificate......................................................................................25
   (c) Opinion of Counsel for Company............................................................................25
   (d) Opinion of Counsel for International Managers.............................................................25
   (e) Bring-down Comfort Letter.................................................................................25
   (f) Additional Documents......................................................................................25
   (g) Termination of Option Closing.............................................................................26

Section 7.  Indemnification......................................................................................26
   (a) Indemnification of the International Managers.............................................................26
   (b) Indemnification of the Company, Directors and Officers....................................................27
   (c) Actions Against Parties, Notification.....................................................................27
   (d) Settlement Without Consent if Failure to Reimburse........................................................28

Section 8.  Contribution.........................................................................................28

Section 9.  Representations, Warranties and Agreements to Survive Delivery.......................................30

Section 10.  Termination of Agreement............................................................................30
   (a) Termination General.......................................................................................30
   (b) Liabilities...............................................................................................30
   (c) Alternative Termination...................................................................................30

Section 11.  Default by One or More of the International Managers................................................30

Section 12.  Notices.............................................................................................31

Section 13.  Parties.............................................................................................32

Section 14.  Representation of International Managers............................................................32

Section 15.  GOVERNING LAW AND TIME..............................................................................32

Section 16. Effect of Headings...................................................................................32

Section 17.  Counterparts........................................................................................32

SCHEDULE A        --       List of International Managers
SCHEDULE B        --       Pricing Information
SCHEDULE C        --       List of Persons or Entities subject to Lock-Up


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                             LOWE'S COMPANIES, INC.
                         (a North Carolina corporation)

                        1,100,000 Shares of Common Stock
                           (Par Value $.50 Per Share)




                        INTERNATIONAL PURCHASE AGREEMENT


                                                               February 24, 1999




MERRILL LYNCH INTERNATIONAL
  as Lead Manager of the several International Managers

c/o MERRILL LYNCH INTERNATIONAL
Ropemaker Place
25 Ropemaker Street
London  EC2Y 9LY

Ladies and Gentlemen:

                  Lowe's Companies, Inc., a North Carolina corporation (the "Company"), confirms its agreement with Merrill Lynch International ("Merrill Lynch"), and each of the other international managers named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Lead Manager") with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of 1,100,000 authorized but unissued shares of Common Stock, par value $.50 per share, of the Company ("Common Stock"), set forth in Schedule A hereto opposite the name of each International Manager. The Company also grants to the International Managers, severally and not jointly, the option described in Section 2 hereof to purchase all or any part of 141,379 additional shares of Common Stock solely to cover over-allotments, if any. The aforesaid 1,100,000 shares of Common Stock (the "Initial International Shares") to be purchased by the International Managers, together with all or any part of the 141,379 shares of Common Stock subject to the option described in Section 2 hereof (the "International Option Shares"), are collectively herein called the "International Shares". The International Shares and the Rights (as hereinafter defined) are more fully described in the Prospectuses referred to below.


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                  It is  understood  that the Company is  concurrently  entering into an agreement, dated the date hereof (the "U.S. Purchase Agreement"), providing for the sale by the Company of an aggregate of 4,400,000 shares of Common Stock (the "Initial U.S. Shares") through arrangements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and William Blair & Company L.L.C. in the United States (collectively, the "U.S. Underwriters"), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (in such capacity, the "U.S. Representative"). It is further understood that the Company is concurrently granting the U.S. Underwriters an option to purchase all or any part of 565,516 additional shares of Common Stock (the "U.S. Option Shares" and, together with
the  International   Option  Shares,   the  "Option  Shares")  solely  to  cover
over-allotments, if any. The Initial U.S. Shares and the U.S. Option Shares are hereinafter collectively referred to as the "U.S. Shares."

                  The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters"; the Initial International Shares and the Initial U.S. Shares are hereinafter collectively called the "Initial Shares"; and the International Shares and the U.S. Shares are hereinafter collectively referred to as the "Shares."

                  Each Share will include one preferred share purchase right (a "Right"). Each Right entitles the holder thereof to purchase, under certain circumstances, one one-thousandth of a share of the Company's participating cumulative preferred stock, series A (the "Preferred Stock"). The Company issued the Rights pursuant to a Rights Agreement, dated as of September 8, 1998 (the "Rights Plan"). Each reference herein to a "Share" or "Shares" shall include the Right or Rights associated with such Share or Shares, unless the context otherwise requires.

                  The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the International Managers and the U.S. Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

                  The Company understands that the International Managers propose to make a public offering of the International Shares as soon as the Lead Manager deems advisable after this Agreement has been executed and delivered.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-42733) ("Registration Statement"), covering the registration of certain of its debt securities, shares of preferred stock, depositary shares, shares of common stock (including the Shares), preferred stock purchase rights (including the Rights) and warrants, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Such registration statement has been declared effective by the Commission. As provided in Section 3(a), the Company has prepared two forms of prospectus supplement reflecting the terms of the Shares, the terms of the offering thereof and other matters set forth therein and, promptly after the execution and delivery of this Agreement, the Company will file such prospectus supplements pursuant to Rule 430A of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 of the 1933 Act Regulations. The forms of

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prospectus supplement are to be used in connection with the offering and sale of the Shares: one relating to the International Shares (the "Form of International Prospectus Supplement"); and one relating to the U.S. Shares (the "Form of U.S. Prospectus Supplement"). Such prospectus supplements, each in the form first filed after the date hereof pursuant to Rule 424, are herein referred to collectively as the "Prospectus Supplements," and individually as a "Prospectus Supplement." The Form of International Prospectus Supplement is identical to the Form of U.S. Prospectus Supplement, except for the front cover page, the inside front cover page and the back cover page and the information contained under the caption "Underwriting." In addition, the International Prospectus Supplement
contains  an   additional   section   entitled   "United   States   Federal  Tax
Considerations  to  Non-U.S.  Holders."  The  information  included  in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule
462(b) of the rules and regulations of the Commission under the 1933 Act is herein referred to as the "Rule 462(b) Registration Statement" and after such
filing  the  term  "Registration   Statement"  shall  include  the  Rule  462(b)
Registration  Statement.  The  base  prospectus  included  in  the  Registration
Statement relating to all offerings of securities under the Registration Statement, as supplemented by the Form of International Prospectus Supplement and the Form of U.S. Prospectus Supplement, are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses," and individually, a "Prospectus," except that, if such base prospectus is amended or supplemented on or prior to the date on which the International Prospectus Supplement and the U.S. Prospectus Supplement are first filed pursuant to Rule 424, the terms "International Prospectus," "U.S. Prospectus," and "Prospectuses" and "Prospectus" shall refer to the base

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prospectus  as  so  amended  or   supplemented   and  as   supplemented  by  the
International Prospectus Supplement and the U.S. Prospectus Supplement, as the case may be, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectuses or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the preliminary Form of International Prospectus and Form of U.S. Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus (including the preliminary Form of International Prospectus and Form of U.S. Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

                  Section 1.  Representations and Warranties.

                  (a) Representations and Warranties by the Company. The Company represents and warrants to each of the International Managers as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of the Date of Delivery, if any, referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

                           (i) Compliance with  Registration  Requirements.  The
                  Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                           At the respective times the  Registration  Statement,
                  any Rule 462(b) Registration Statement and any post-effective amendments thereto became or will become effective and at the Closing Time (and, if any International Option Shares are purchased, at the date of delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses, nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any

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                  International  Option  Shares  are  purchased,  at the Date of
                  Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of and relating to any International Manager or U.S. Underwriter, directly or through the Lead Manager or, in the case of the U.S. Underwriters, through the U.S. Representative, expressly for use in the Registration Statement or the Prospectuses.

                           Each  preliminary  prospectus  and  the  prospectuses
                  filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together and with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and if any International Option Shares are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (iii) Independent Accountants. Deloitte & Touche LLP,
                  who have reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.


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                           (iv)  Authorization of Agreement.  This Agreement has
                  been duly authorized, executed and delivered by the Company.

                           (v) Financial Statements.  The consolidated financial
                  statements included or incorporated by reference in the Registration Statement and the Prospectuses present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and the consolidated cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included or incorporated by reference in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                           (vi) Good  Standing of the Company.  The Company is a
                  corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                           (vii) Good Standing of  Subsidiaries.  Each of Lowe's
                  Home Centers, Inc., a North Carolina corporation and LF Corporation, a Delaware corporation (together, the "Significant Subsidiaries"; such term has the meaning set forth in Rule 1-02 under Regulation S-X), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered

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                                       7


                  as one enterprise. All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, directly or through one or more Significant Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind. The only Significant Subsidiaries of the Company are those subsidiaries listed above in this subparagraph (vii). If the consummation of the merger of the Company and Eagle Hardware & Garden, Inc., a Washington corporation ("Eagle") were to occur as of the date hereof, it would not be necessary to provide pro forma financial information with respect to Eagle and such merger in the Prospectuses in order for the disclosure therein to comply with Rule 11-01 of Regulation S-X based on Eagle's financial statements as of January 31, 1998.

                           (viii) Authorization and Description of Shares. The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement and the U.S. Purchase Agreement, will be validly issued, fully paid and nonassessable; no holder thereof will be subject to personal liability by reason of being such a holder; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; such Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of the Shares has been validly and sufficiently taken.

                           (ix) Validity of Capital Stock. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company issued since December 19, 1979 was issued in violation of the preemptive rights of any stockholder of the Company.

                           (x) Authorization of Rights. The Rights associated with the Shares have been duly authorized and validly reserved for issuance upon the issuance of the Shares and, when so issued in accordance with the terms of the Rights Plan, will be validly issued; the shares of Preferred Stock that may be issued to holders of Rights pursuant to the Rights Plan have been duly authorized and validly reserved for issuance upon the exercise of the Rights and, when issued and delivered in accordance with the terms of the Rights Plan, will be validly issued, fully paid and nonassessable and, except as otherwise set forth in the Prospectuses, the issuance of such shares of Preferred Stock is not subject to any preemptive or similar rights; and the Rights and the Preferred Stock conform to the descriptions thereof contained in the Prospectuses.

                           (xi) No Material  Adverse  Change in Business.  Since
                  the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries,

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                                       8


                  considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend (other than ordinary quarterly dividends declared, paid or made in the ordinary course of business) or distribution of any kind declared, paid or made by the Company on its capital stock.

                           (xii) Absence of Defaults and Conflicts.  Neither the
                  Company nor any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement and the U.S. Purchase Agreement by the Company, the issuance and delivery of the Shares and the Rights, the consummation by the Company of the transactions contemplated in this Agreement and the U.S. Purchase Agreement, in the Rights Plan, in the Prospectuses and in the Registration Statement and compliance by the Company with the terms of this Agreement, the U.S. Purchase Agreement and the Rights Plan have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise) or
                  (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties.

                           (xiii)  Absence  of Further  Requirements.  No filing
                  with, or authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or blue sky laws of the various states), is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, for the valid authorization, issuance, sale and delivery of the Shares and the Rights, or for the execution, delivery or performance of the Rights Plan by the Company.

                           (xiv) Absence of Proceedings.  Except as disclosed in
                  the Prospectuses, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Significant Subsidiary that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectuses to which the Company or any Significant Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any Significant Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                           (xv) Accuracy of Exhibits.  There are no contracts or
                  documents of a character required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                           (xvi) Possession of Licenses and Permits. Each of the
                  Company and the Significant  Subsidiaries  owns,  possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted (other than such licenses, permits, certificates, consents, orders, approvals and authorizations which, if neither owned, possessed nor obtained, would not have a material adverse impact on the business of the Company and its subsidiaries, considered as one enterprise), and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                           (xvii) Possession of Intellectual  Property.  Each of
                  the Company and the Significant Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Significant
                  Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                           (xviii)  Absence  of  Labor  Dispute.   To  the  best
                  knowledge of the Company, no material labor problem exists with its employees or with employees of the Significant Subsidiaries or is imminent and there is no existing or imminent labor disturbance by the employees of any of its or the Significant Subsidiaries' principal suppliers, contractors or customers, in each case, that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                           (xix) Market Stabilization. The Company has not taken
                  and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

                           (xx) Environmental Laws. Except as disclosed in the Registration Statement and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Significant Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Significant Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Significant Subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or the Significant Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or the Significant Subsidiaries.

                                    For   purposes   of  this   Agreement,   the
                  following   terms   shall   have   the   following   meanings:
                  "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating in any way to any Environmental Law.

                           (xxi) Year 2000  Compliance.  The  disclosure  of the
                  Company regarding Year 2000 issues that is included or incorporated by reference in the Registration Statement, including the Rule 462(b) Registration Statement, and the Prospectuses complies in all material respects with the disclosure requirements of the Commission as stated in Staff Legal Bulletin No. 6, SEC Release No. 33-7558 (July 29, 1998) and SEC Release No. 33-7609 (November 9, 1998). Other than as disclosed in the Prospectuses, the Company and its subsidiaries will not incur material operating expenses or costs to ensure that its information systems will be year 2000 compliant or to adjust its operating and information systems to the conversion to a single currency in Europe.

                  (b) Officer's Certificates. Any certificate signed by any officer of the Company or any Significant Subsidiary and delivered to the Global Coordinator, the Lead Manager or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.

                  Section 2. Sale and Delivery to the International Managers; Closing.

                  (a) Initial Shares. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the purchase price per share for the Initial International Shares set forth in Schedule B to this Agreement, the number of Initial International Shares set forth opposite the name of such International Manager in Schedule A, plus any additional number of Initial International Shares that such International Manager may become obligated to purchase pursuant to Section 11 of this Agreement.

                  (b) Option Shares. In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 141,379 shares of Common Stock at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date of this Agreement, and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial International Shares upon notice by the Lead Manager to the Company setting forth the number of International Option Shares as to which the several International

         Managers are exercising the option, and the time and date of payment and delivery of such International Option Shares. Such time and date of delivery (the "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Shares, each of the International Managers, acting severally and not jointly, will purchase from the Company that portion of the aggregate number of International Option Shares being purchased which the number of Initial International Shares set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Shares (such proportion is hereinafter referred to as such International Manager's "underwriting obligation proportion"), subject to such adjustments as the Global Coordinator, in its discretion, shall make to eliminate any sales or purchases of fractional shares.

                  (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial International Shares shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and the Global Coordinator, at 9:00 A.M. on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed pursuant to Section 11), or at such other time not more than ten business days thereafter as the Global Coordinator and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time").

                  In addition, in the event that any or all of the International Option Shares are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Shares shall be made at the offices of Shearman & Sterling set forth above, or at such other place as the Company and the Global Coordinator shall determine, on the Date of Delivery as specified in the notice from the Global Coordinator to the Company.

                  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Manager for the respective accounts of the several International Managers of certificates for the International Shares to be purchased by them. It is understood that each International Manager has authorized the Lead Manager, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the International Shares that it has agreed to purchase. Merrill Lynch, individually and not as Lead Manager, may (but shall not be obligated to) make payment of the purchase price for the Initial International Shares or International Option Shares, if any, to be purchased by any International Manager whose funds shall not have been received by the Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

                  (d) Denominations; Registration. Certificates for the Initial International Shares and International Option Shares, if any, shall be in such denominations and registered in such names as the Lead Manager may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial International Shares and International Option Shares, if any, will be made available in New York City for examination and packaging by the Lead Manager not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

                  (e) Closing of Sale of Initial U.S. Shares. The obligations of the Company to sell to each International Manager the Initial
         International Shares and the International Option Shares and the several and not joint obligations of the International Managers to purchase and pay for the International Shares, upon the terms and subject to the conditions contained herein, are subject to the concurrent closing of the sale of the Initial U.S. Shares to the U.S. Underwriters pursuant to the U.S.
         Purchase Agreement.

                  Section 3. Certain Covenants of the Company. The Company covenants with each International Manager as follows:

                  (a)  Prospectus  Supplement;   Delivery  of  Prospectuses.  If
         reasonably requested by the Global Coordinator in connection with the offering of the Shares, the Company will prepare preliminary prospectus supplements containing such information as the Global Coordinator and the Company deem appropriate, and, immediately following the execution of this Agreement, the Company will prepare Prospectus Supplements that comply with the 1933 Act and the 1933 Act Regulations. The International Prospectus Supplement shall set forth the number of
         Shares, the number of International Shares, the name of each International Manager participating in the offering and the number of International Shares that each severally and not jointly has agreed to purchase, the price at which the International Shares are to be purchased by the International Managers from the Company, any initial public offering price and any selling concession and reallowance, and such other information as the Lead Manager and the Company deem appropriate in connection with the offering of the International Shares; and the U.S. Prospectus Supplement shall set forth the number of Shares, the number of U.S. Shares, the name of each U.S. Underwriter participating in the offering and the number of U.S. Shares that each severally and not jointly has agreed to purchase, the price at which the U.S. Shares are to be purchased by the U.S. Underwriters from the

         Company, any initial public offering price and any selling concession and reallowance, and such other information as the U.S. Representative and the Company deem appropriate in connection with the offering of the U.S. Shares. The Company will promptly transmit copies of the Prospectus Supplements to the Commission for filing pursuant to Rule 424(b) under the 1933 Act and will furnish to the International Managers as many copies of any preliminary prospectus supplements and the Prospectuses as the Lead Manager shall reasonably request. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the Prospectuses included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the International Managers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the International Managers or counsel for the International Managers shall reasonably object.

                  (b) Continued Compliance with Securities Laws. The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the U.S. Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the International Managers or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that such Prospectuses will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or such Prospectuses comply with such requirements.

                  (c) Reporting Requirements. During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will, subject to Section 3(d) hereof, file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

                  (d) Filing of Amendments. During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will inform the Global Coordinator of its intention to file any amendment to the Registration Statement, any supplement to the Prospectuses or any document that would as a result thereof be incorporated by reference in the Prospectuses; will furnish the Global Coordinator with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which the Global Coordinator or counsel to the International Managers shall reasonably object.

                  (e) Notice Upon Effectiveness; Commission Requests. During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will notify the Global Coordinator immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectuses or any document that would as a result thereof be incorporated by reference in the Prospectuses, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectuses or the Prospectus Supplements,
         (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectuses or for additional information relating thereto or to any document incorporated by reference in the Prospectuses and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (f)  Delivery  of  Registration  Statements.  The  Company has
         furnished or will furnish to the Lead Manager, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement became effective, copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares) and signed copies of all consents and certificates of experts, as the Lead Manager may reasonably request, and has furnished or will furnish to the Lead Manager, for each of the International Managers, one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectuses but without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (g) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the date hereof and the effective date of any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above to continue such qualification in effect for a period of not less than one year from the date hereof and the effective date of any Rule 462(b) Registration Statement. The Company will also supply the Lead Manager with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdictions as the Lead Manager may request.

                  (h) Rule 158. The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering (i) a period of 12 months beginning after the effective date of the Registration Statement and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such respective effective dates and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

                  (i) Listing. The Company will use its best efforts to maintain the listing of the Shares on the New York, London and Pacific Stock Exchanges and to cause the Shares to be registered under the 1934 Act.

                  (j) Reports to International Managers. For a period of five years after the Closing Time, the Company will furnish to the Global Coordinator and, upon request, to each International Manager, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

                  (k) Restriction or Sale of Shares. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, and (B) any shares of Common Stock issued pursuant to employee benefit plans (including contributions of Common Stock to the Company's Employee Stock Ownership Plan), dividend reinvestment plans and exercise of currently outstanding options.

                  Section 4.  Payment of Expenses.

                  (a) Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any documents incorporated therein by reference), as originally filed and as amended, the preliminary prospectus supplements and the Prospectuses and any amendments or supplements thereto, and the cost of furnishing copies thereof in accordance with Section 3 of this Agreement and the U.S. Purchase Agreement, to the International Managers and the U.S. Underwriters,
         (ii) the preparation and distribution of this Agreement, the U.S. Purchase Agreement, any agreement among Underwriters, the Shares and the Blue Sky Survey, (iii) the delivery of the Shares to the International Managers and the U.S. Underwriters, including any stock transfer taxes payable upon the sale of the Shares to the International Managers and the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Shares under the applicable securities laws in accordance with Section 3(g) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the International Managers in connection therewith and in connection with the Blue Sky Survey and
         (vi) any fees and expenses incurred in connection with the listing of the Shares on the New York, London and Pacific Stock Exchanges.

                  (b) Termination of Agreement. If this Agreement is terminated by the Lead Manager in accordance with the provisions of Section 5 or 10(a)(i) hereof, the Company shall reimburse the International Managers for all their out-of-pocket expenses, including the fees and disbursements of counsel for the International Managers.


                  Section 5. Conditions of International Managers' Obligations. The obligations of the several International Managers to purchase and pay for the International Shares that they have respectively agreed to purchase pursuant to this Agreement (including any International Option Shares as to which the option granted in Section 2 has been exercised and the Date of Delivery determined by the Global Coordinator is the same as the Closing Time) are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any Significant Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Lead Manager, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (b) Opinion of Hunton & Williams, Counsel for Company. At the Closing Time, the Lead Manager shall have received a signed opinion of Hunton & Williams, counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other International Managers, in form and substance satisfactory to counsel for the International Managers, to the effect that:

                           (i) The Company is a corporation  duly  incorporated,
                  validly existing and in good standing under the laws of the State of North Carolina, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses.

                           (ii) Each  Significant  Subsidiary  is a  corporation
                  duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

                           (iii) All of the outstanding  shares of capital stock
                  of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

                           (iv) All of the  outstanding  shares of capital stock
                  of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; all of such shares are owned by the Company, directly or through one or more Significant Subsidiaries, free and clear of any perfected security interest and, to such counsel's knowledge, an unperfected pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; no holder thereof is subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of the Significant Subsidiaries.

                           (v) The Shares have been duly  authorized and validly
                  issued and are fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; and the issuance of such Shares is not subject to preemptive rights and all corporate action required to be taken for the authorization, issue and sale of such Shares has been validly and sufficiently taken.

                           (vi) The Rights to which  holders of Common Stock are
                  entitled have been duly authorized and validly issued; the shares of Preferred Stock that may be issued to holders of Rights pursuant to the Rights Plan have been duly authorized and validly reserved for issuance upon the exercise of the Rights; and the Rights and the Preferred Stock conform to the descriptions thereof contained in the Prospectuses.

                           (vii) The authorized,  issued and outstanding capital
                  stock of the Company is as set forth in the Prospectuses under the heading "Description of Preferred Stock" and "Description of Common Stock."

                           (viii) The Shares conform in all material respects as
                  to  legal   matters  to  the   descriptions   thereof  in  the
                  Prospectuses.

                           (ix)  This   Agreement  has  been  duly   authorized,
                  executed and delivered by the Company.

                           (x) No authorization, approval, consent or license of
                  any government, governmental instrumentality or court, domestic or foreign (other than such approvals under the 1933 Act as have already been obtained and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Shares.

                           (xi) Such  counsel  does not know of any  statutes or
                  regulations, or any pending or threatened legal or governmental proceedings, required to be described in the
                  Prospectuses that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

                           (xii) To the  knowledge of such  counsel,  no default
                  exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement.

                           (xiii) The execution  and delivery of this  Agreement
                  and the U.S. Purchase Agreement by the Company, the issuance and delivery of the Shares and the Rights, the consummation by the Company of the transactions contemplated in this Agreement and the U.S. Purchase Agreement, in the Prospectuses and in the Registration Statement, and the compliance by the Company with the terms of this Agreement and the U.S. Purchase Agreement do not and will not result in any violation of the charter or by-laws of the Company or any Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel, to which the Company or any Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the
                  Company or any Significant Subsidiary or any of their respective properties.

                           (xiv) The statements made in the International Prospectus under "United States Federal Tax Considerations to Non-U.S. Holders of Common Stock," to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

                           (xv) Registration Statement No. 333-42733 became effective under the 1933 Act on December 23, 1997; any required filing of any preliminary prospectus supplement or the Prospectus Supplements pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); the Rule 462(b) Registration Statement became effective under the 1933 Act on February 24, 1999; and, to the knowledge of such counsel, the Registration Statement is still effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act.

                           (xvi) The Registration Statement and the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial information and statistical data in tabular format included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

                           (xvii) The documents incorporated by reference in the
                  Prospectuses (except for the financial statements and other financial information and statistical data in tabular format included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectuses), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

                           (xviii) The  descriptions in the  Prospectuses of the
                  statutes, regulations, legal or governmental proceedings, contracts or other documents therein described are accurate and fairly summarize the information required to be shown.

                           (xix)  Such   counsel   have   participated   in  the
                  preparation of the Registration Statement and the Prospectuses and are familiar with or have participated in the preparation of the documents incorporated by reference in the Prospectuses and no facts have come to the attention of such counsel to lead them to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements and other financial information and statistical data in tabular format included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), on the original effective date of the Registration Statement, on the date of the filing of any annual report on Form 10-K after the filing of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, on the date of this Agreement, or on the date any such amendment (including from the date of effectiveness of the Rule 462(b) Registration Statement) that became effective after the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectuses or any amendment or supplement thereto (except for the financial statements and other financial information and statistical data in tabular format included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectuses were issued or at the Closing Time (or, if any International Option Shares are purchased, at the Date of Delivery), included or include an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that the documents incorporated by reference in the Prospectuses (except for the financial statements and other financial information and statistical data in tabular format included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectuses), as of the dates they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the International Managers may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and North Carolina and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the International Managers, in which case the opinion shall state that they believe that the Lead Manager and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Significant Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the International Managers.

                  (c) Opinion of Counsel to the International Managers. At the Closing Time, the Lead Manager shall have received the favorable opinion of Shearman & Sterling, counsel for the International Managers, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other International Managers, to the effect that the opinion delivered pursuant to Section 5(b) hereof appears on its face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by the Lead Manager, and with respect to the incorporation and legal existence of the Company, the Shares, this Agreement, the U.S. Purchase Agreement, the Registration Statement, the Prospectuses, the documents incorporated by reference and such other related matters as the Lead Manager may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Lead Manager. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Significant Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the International Managers.

                  (d) Officers' Certificate. At the Closing Time, (i) the Registration Statement, including any Rule 462(b) Registration Statement and the Prospectuses, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectuses, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business,
         (iii) no  action,  suit or  proceeding  shall  be  pending  or,  to the knowledge of the Company, threatened against the Company or any Significant Subsidiary that would be required to be set forth in the Prospectuses other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectuses, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied relating to the transactions contemplated by this Agreement, the U.S. Purchase Agreement, the Registration Statement, including the Rule 462(b) Registration Statement, and the Prospectuses at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, the Lead Manager shall have received a certificate of the President or an Executive Vice President, and the Treasurer or Assistant Treasurer or Controller, of the Company, dated as of the Closing Time, to such effect.

                  (e)  Accountants'  Comfort  Letter.  At  the  time  that  this
         Agreement is executed by the Company, the Lead Manager shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Lead Manager, together with signed or reproduced copies of such letter for each of the other International Managers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information incorporated by reference in the Registration Statement and Prospectuses.

                  (f) Bring-Down Comfort Letter. At the Closing Time, the Lead Manager shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Lead Manager and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

                  (g) Additional Documents. At the Closing Time, counsel for the International Managers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in
         Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to the Lead Manager and to counsel for the International Managers.

                  (h) Approval of Listing. The Shares shall have been duly authorized for listing by the New York, London and Pacific Stock Exchanges at the Closing Time.

                  (i) Lock-up Agreements. At the Closing Time, the Lead Manager shall have received from each of the persons listed on Schedule C hereto, a lock-up agreement, in form and substance satisfactory to the Lead Manager, executed by such person and dated as of the Closing Time.

                  (j) Termination of Agreement. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Lead Manager on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall survive any such termination and remain in full force and effect.

                  Section 6. Conditions to Purchase of International Option Shares. In the event that the International Managers exercise their option granted in Section 2 hereof to purchase all or any of the International Option Shares and the Date of Delivery determined by the Lead Manager pursuant to
Section 2 hereof is later than the Closing Time, the obligations of the several International Managers to purchase and pay for the International Option Shares that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder and to the following further conditions:

                  (a) Registration Statement Effective. The Registration Statement, including any Rule 462(b) Registration Statement, shall remain effective at the Date of Delivery, and, at the Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Lead Manager, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the International Managers.

                  (b) Officers' Certificate. At the Date of Delivery, the provisions of Sections 5(d)(i) through 5(d)(v) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, the Lead Manager shall have received a certificate of the President or an Executive Vice President, and the Treasurer or Assistant Treasurer or Controller, of the Company, dated as of the Date of Delivery, to such effect.

                  (c) Opinion of Counsel for Company. At the Date of Delivery, the Lead Manager shall have received the favorable opinion of Hunton & Williams, counsel for the Company, together with signed or reproduced copies of such opinion for each of the other International Managers, in each case in form and substance satisfactory to counsel for the International Managers, dated as of the Date of Delivery, relating to the International Option Shares and otherwise to the same effect as the opinion required by Section 5(b).

                  (d) Opinion of Counsel for International Managers. At the Date of Delivery, the Lead Manager shall have received the favorable opinion of Shearman & Sterling, counsel for the International Managers, dated as of the Date of Delivery, relating to the International Option Shares and otherwise to the same effect as the opinion required by Section 5(c).

                  (e) Bring-down Comfort Letter. At the Date of Delivery, the Lead Manager shall have received a letter from Deloitte & Touche LLP, in form and substance satisfactory to the Lead Manager and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than three business days prior to the Date of Delivery.

                  (f) Additional Documents. At the Date of Delivery, counsel for the International Managers shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the International Option Shares as contemplated in this Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the International Option Shares as contemplated in this Agreement shall be satisfactory in form and substance to the Lead Manager and to counsel for the International Managers.

                  (g) Termination of Option Closing. If any of the conditions specified in this Section 6 shall not have been fulfilled at or prior to the Date of Delivery, the closing of the International Managers' exercise of their option under Section 2 of this Agreement may be terminated by the Lead Manager on notice to the Company at any time at or prior to the specified closing time on the Date of Delivery, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

                  Section 7.  Indemnification.

                  (a) Indemnification of the International Managers. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company; and

                  (iii)  against  any and all  expense  whatsoever,  as incurred
         (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by and relating to any Underwriter through the Lead Manager expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

                  (b) Indemnification of the Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (including any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by and relating to such
International Manager through the Lead Manager expressly for use in the Registration Statement (including any amendment thereto) or such preliminary prospectus supplement or the Prospectuses (or any amendment or supplement thereto).

                  (c) Actions Against Parties, Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) hereof, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. The indemnified party shall promptly reimburse the indemnifying party for all amounts advanced to it pursuant to this Section 7(d) hereof (unless it is entitled to such amounts under Section 8 hereof) if it shall be finally judicially determined that such indemnified party was not entitled to indemnification hereunder and such loss, liability, claim, damage or expense arose out of (i) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by and relating to the indemnified party expressly for use in the Registration Statements (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or (ii) a fraudulent misrepresentation (within the meaning of Section 11 of the 1933 Act) by the indemnified party.

                  Section 8.  Contribution.

                  If the indemnification provided for in Section 7 hereof is for any reason held to be unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses incurred by such indemnified party as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the International Managers, on the other hand, from the offering of the International Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, on the one hand, and of the International Managers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company, on the one hand, and the International Managers, on the other hand, in connection with the offering of the International Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, bear to the aggregate initial public offering price of the International Shares as set forth on such cover.

                  The relative fault of the Company, on the one hand, and the International Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 8, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 8, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of International Shares set forth opposite their respective names in Schedule A hereto and not joint.

                  Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, any International Manager or any person who controls the Company or any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive delivery of and payment for the Shares.

                  Section 10.  Termination of Agreement.

                  (a) Termination Generally. The Lead Manager may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Manager, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either federal, New York or North Carolina authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall survive such termination and remain in full force and effect.

                  (c) Alternative Termination. This Agreement may also terminate pursuant to the provisions of Section 2, with the effect stated in such Section.

                  Section 11. Default by One or More of the International Managers. If one or more of the Managers shall fail at the Closing Time to purchase the Initial International Shares that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Shares"), the Lead Manager shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, the non-defaulting International Manager has not completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Shares does not exceed 10% of the total number of Initial International Shares to be purchased on such date, the non-defaulting International Managers shall be obligated each severally and not jointly, to purchase the full amount thereof in the proportions that their respective Initial International Share underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers; or

                  (b) if the number of Defaulted Shares exceeds 10% of the total number of Initial International Shares, this Agreement or, with respect to a Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase, and of the Company to sell, the International Option Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting International Manager.

                  No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

                  In the event of any such default that does not result in a termination of this Agreement, or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Shares, as the case may be, either the Lead Manager or the Company shall have the right to postpone the Closing Time or the Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this
Section 11.

                  Section 12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Global Coordinator, the Lead Manager or the International Managers shall be directed to the Lead Manager at North Tower, World Financial Center, 250 Vesey Street, New York, New York 10281-1209, attention of A. Scott Lemone, telecopy number: (212) 449-1245; notices to the Company shall be directed to it at Lowe's Companies, Inc., P.O. Box 1111, North Wilkesboro, North Carolina 28656, telecopy number: (336) 658-2073, attention of William C. Warden, Jr., Executive Vice President and General Counsel.

                  Section 13. Parties. This Agreement herein set forth is made solely for the benefit of the several International Managers, the Company and, to the extent expressed, any person who controls the Company or any of the International Managers within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several International Managers of the Shares. All of the obligations of the International Managers hereunder are several and not joint.

                  Section 14. Representation of International Managers. Merrill Lynch will act for the several International Managers in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by Merrill Lynch as Lead Manager will be binding upon all International Managers.

                  Section 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. UNLESS OTHERWISE INDICATED, SPECIFIED TIMES OF THE DAY REFER TO NEW YORK CITY TIME.

                  Section 16. Effect of Headings. The Article and Section heading herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 17. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                         ------------------------------

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Company and the several International Managers in accordance with its terms.

                                       Very truly yours,

                                       LOWE'S COMPANIES, INC.


                                       By  /s/ Marshall A. Croom
                                           ------------------------------
                                           Name:  Marshall A. Croom
                                           Title:  Assistant Treasurer

                                       Attest:


                                       By  /s/ William C. Warden, Jr.
                                           ------------------------------
                                           Name:  William C. Warden, Jr.
                                           Title:   Executive Vice President and
                                                       Secretary
Confirmed and Accepted,
as of the date first above written:

MERRILL LYNCH INTERNATIONAL

By:      MERRILL LYNCH INTERNATIONAL


     By   /s/ A. Scott Lemone
          ----------------------------
          Name: A. Scott Lemone
          Title:  Director

For itself and as Lead Manager of the other International Managers named in Schedule A.

                                   SCHEDULE A



International Manager                                               Number of
                                                                 Initial Shares
                                                                 to Be Purchased

Merrill Lynch International...............................            275,000

Morgan Stanley & Co. International Limited................            275,000

PaineWebber International (U.K.) Ltd......................            275,000

Prudential-Bache Securities (U.K.) Inc....................            137,500

William Blair & Company, L.L.C............................            137,500

               Total......................................          1,100,000
                                                                    =========

                                   SCHEDULE B


                             Lowe's Companies, Inc.

                         960,000 Shares of Common Stock
                           (Par Value $0.50 per Share)



         1. The initial public offering price per share for the International Shares shall be $58.00.

         2. The purchase price per share for the International Shares to be paid by the several International Managers shall be $56.115, being an amount equal to the initial public offering price set forth above less $1.885 per share; provided that the purchase price per share for any International Option Shares purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Shares but not payable on the International Option Shares.

                                   SCHEDULE C




         Robert Tillman, Chairman and Chief Executive Officer

         Larry D. Stone, Executive Vice President and Chief Operating Officer

         William C. Warden, Jr., Executive Vice President, Chief Administrative
                                 Officer, General Counsel and Secretary

         Thomas E. Whiddon, Executive Vice President and Chief Financial Officer